EXHIBIT 16(a)

        [LETTERHEAD OF WISS & COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS]

                                November 18, 2003

Ramesh C. Pandey, Ph.D.
President, CEO & CFO
Xechem International, Inc.
100 Jersey Avenue, Bldg. B-310
New Brunswick, NJ 08901-3279

Dear Dr. Pandey:

This letter supplements our previous letters to you dated September 30 and November 18, 2003 wherein we advised you that we had decided to discontinue audit services to SEC registrants and were exiting from this practice area but that we would continue to provide services to Xechem International, Inc. through December 1, 2003, which would include review of Xechem's Form 10-QSB for the three months ended September 30, 2003. Effective at 5:00 p.m. on December 1, 2003, we are resigning from our representation of Xechem with regard to providing any further audit services.

                                        Cordially,

                                        /s/ Jeffrey Campo

                                        Jeffrey Campo, CPA
                                        Managing Partner

                                       4